EXHIBIT 10.26

Amendment No. 3 to Master Solar Facility Turnkey Contract

This Amendment No. 3 (the “Amendment No. 3”) to the Master Solar Facility Turnkey Contract between Sunrun Inc., a Delaware corporation (“Sunrun”) and Solarmax Renewable Energy Provider, Inc., a California corporation (“Contractor”) (Contractor and Sunrun are each hereinafter referred to as “Party”, and together as “Parties”) is effective as of the date the last Party signs (the “Amendment No. 3 Effective Date”).

WHEREAS, Sunrun and Contractor previously entered into that certain Master Solar Facility Turnkey Contract effective January 25, 2015, as amended (the “Contract”) in which the Parties agreed, among other things, to the general terms and conditions for the design, engineering, procurement, installation and construction of one or more Solar Facilities; and

WHEREAS, Sunrun and Contractor mutually desire to amend the Contract as set forth below.

NOW THEREFORE in consideration of the mutual promises and covenants set forth herein, it is agreed:

1. Starting on December 1, 2017, the following defined term is hereby added to Section 1.1 of the Contract:

“‘Rebate’ shall mean any rebate, renewable energy credit or other incentive applicable to a Solar Facility or related Sunrun Product.”

2. Starting on December 1, 2017, each and every reference in the Contract to “rebate” will be replaced with “Rebate” with the definition included herein.

3. Starting on December 1, 2017, the first sentence of Section 4.4 of the Contract is hereby deleted in its entirety and replaced in full with the following:

“Contractor shall submit to Sunrun a request in writing (email acceptable) for a notice to proceed with procurement, installation, construction, testing, commissioning, and start-up of the Solar Facility.”

4. Starting on December 1, 2017, Section 4.6 of the Contract shall be deleted in its entirety and replaced in full with the following:

“4.6 Rebates.

(a) Rebate Reservation. Contractor shall be solely responsible for preparing and submitting all Rebate Documentation required to reserve the Rebate(s) applicable for the Solar Facility and other Sunrun Products (as applicable). Contractor shall provide evidence of Rebate reservation in accordance with Section 4.6(a) satisfactory to Sunrun in its sole discretion prior to or concurrent with Contractor’s Request for Payment for Milestone 1. Contractor’s delivery to Sunrun of evidence of Rebate reservation satisfactory to Sunrun in its sole discretion shall be a condition precedent to Sunrun’s approval of Contractor’s Request for Payment for Milestone 1 in accordance with Section 6.2(a).

(b) Rebate Documentation; Processing. No later than five (5) Business Days from the date the Solar Facility receives PTO Approval from the applicable Utility (the “Rebate Filing Date”), Contractor shall file the applicable Rebate Documentation required for Sunrun to receive payment of the Rebate and shall notify Sunrun in writing of such filing. Contractor shall be liable for failure to receive the applicable Rebate amount as set forth in the Rebate reservation in the Rebate Documentation.”

5. Starting on December 1, 2017, the second sentence of Section 6.2(a) of the Contract shall be deleted in its entirety and replaced in full with the following:

“Each Request for Payment shall contain the applicable completed Sunrun Milestone Verification Statement signed by the Contractor and all evidence required by such Sunrun Milestone Verification Statement and required by this Contract.”

6. Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Contract. Except as expressly amended by this Amendment No. 3 or any additional amendments made pursuant to Section 14.2 of the Contract, the Contract remains in full force and effect. In the event of any conflict between the terms of this Amendment No. 3 and the terms of the Contract, the terms of this Amendment No. 3 shall prevail. Each Party warrants that it has the authority to enter into this Amendment No. 3 and perform its obligations hereunder. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

[Signature page follows]

 IN WITNESS WHEREOF, Sunrun and Contractor hereby execute this Amendment No. 3 as of the Amendment No. 3 Effective Date.

SUNRUN INC.		SOLARMAX RENEWABLE ENERGY PROVIDER, INC.

By:	/s/ Matt Schindel	By:	/s/ David Hsu
Name:	Matt Schindel	Name:	David Hsu
Title:	VP Finance	Title:	CEO
Date:	1/13/2018	Date:	1/12/2018

	Approved by Sunrun Legal		Approved by Sunrun Finance